THOMPSON

HINE

ATLANTA  BRUSSELS   CINCINNATI   CLEVELAND   COLUMBUS    DAYTON  NEW YORK  WASHINGTON, D.C.

March 20 , 2008

Northern Lights Variable Trust

450 Wireless Blvd.

Hauppauge, NY 11788

Re:

Northern Lights Variable Trust  - File Nos. 333-131820 and 811-21853

Gentlemen:

 A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 11 to the Northern Lights Variable Trust Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 14 under the Securities Act of 1933, Post-Effective Amendment No. 17 under the Investment Company Act of 1940 (the “Amendment”) and consent to all references to us in the Amendment.

                                                                                                                        Very truly yours,

                                                                                                                        /s/ Thompson Hine LLP

                                                                                                                        THOMPSON HINE LLP

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